Exhibit 10.2

UGI and Utilities Employees

FORM OF UGI CORPORATION
2013 OMNIBUS INCENTIVE COMPENSATION PLAN
NONQUALIFIED STOCK OPTION GRANT LETTER
This STOCK OPTION GRANT, dated _________________ (the “Date of Grant”), is delivered by UGI Corporation (“UGI”) to you (the “Participant”).
RECITALS
The UGI Corporation 2013 Omnibus Incentive Compensation Plan (the “Plan”), provides for the grant of options to purchase shares of common stock of UGI. The Compensation and Management Development Committee of the Board of Directors of UGI (the “Committee”) has decided to make a stock option grant to the Participant. The Participant’s portal in the Morgan Stanley website for Plan participants (the “Grant Summary”) sets forth the number of shares subject to the Option granted to the Participant in this grant.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1.Grant of Option. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, the Committee hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase the number of shares of common stock of UGI (“Shares”) specified in the Grant Summary at an exercise price of $___________ per Share. The Option shall become exercisable according to Section 2 below.
2.    Exercisability of Option. The Option shall become exercisable on the following dates, if the Participant is employed by, or providing service to, the Company (as defined below) on the applicable date:

Date	Shares for Which the Option is Exercisable
January 1, _____	33⅓%
January 1, _____	33⅓%
January 1, _____	33⅓%

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3.    Term of Option.
(a)    The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period (5:00 p.m. EST on December 31, _____), unless it is terminated at an earlier date pursuant to the provisions of this Grant Letter or the Plan.
(b)    If the Participant ceases to be employed by, or provide service to, the Company, the Option will terminate on the date the Participant ceases such employment or service. However, if the Participant ceases to be employed by, or provide service to, the Company by reason of one of the following events, the Option held by the Participant will thereafter be exercisable pursuant to the following terms:
(i)    Termination without Cause. If the Participant terminates employment or service on account of a Termination without Cause, the Option will thereafter be exercisable only with respect to that number of Shares with respect to which the Option is already exercisable on the date the Participant’s employment or service terminates, except as provided in subsection (v) below. Such portion of the Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 13-month period commencing on the date the Participant ceases to be employed by, or provide service to, the Company.
(ii)    Retirement. If the Participant ceases to be employed by, or provide service to, the Company on account of Retirement on or after the date that is six months following the Date of Grant, the Option will thereafter become exercisable as if the Participant had continued to be employed by, or provide service to, the Company after the date of such Retirement. In this case, the Option will terminate upon the expiration date of the Option. However, if the Participant ceases to be employed by, or provide service to, the Company on account of Retirement within six months following the Date of Grant, the Option will terminate on the date of such termination of employment or service.
(iii)    Disability. If the Participant ceases to be employed by, or provide service to, the Company on account of Disability, the Option will thereafter become exercisable as if the Participant had continued to provide service to the Company for 36 months after the date of such termination of employment or service. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 36-month period.
(iv)    Death. In the event of the death of the Participant while employed by, or providing service to, the Company, the Option will be fully and immediately exercisable and may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 12-month period following the Participant’s death. Death of the Participant after the Participant has ceased to be employed by, or provide service to, the Company will not affect the otherwise applicable period for exercise of the Option determined pursuant to subsections (i), (ii), (iii) or (v). After the Participant’s death, the Participant’s Option may be exercised by the Participant’s estate.

(v)    Termination without Cause or Good Reason Termination upon or within two years after a Change of Control. Notwithstanding the foregoing, if the Participant’s employment or service terminates on account of a Termination without Cause or a Good Reason Termination upon or within two years after a Change of Control, the Option will be fully and immediately exercisable. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 13-month period commencing on the date the Participant ceases to be employed by, or provide service to, the Company; provided that if the Participant is eligible for Retirement at the date of such termination of employment, the Option will terminate on the expiration date of the Option.
4.    Exercise Procedures.
(a)    Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option through the Morgan Stanley website for Plan participants. Payment of the exercise price and any applicable withholding taxes must be made prior to issuance of the Shares. The Participant shall pay the exercise price (i) in cash, (ii) by “net exercise,” which is the surrender of shares for which the Option is exercisable to the Company in exchange for a distribution of Shares equal to the amount by which the then fair market value of the Shares subject to the exercised Option exceeds the applicable Option Price, (iii) by payment through a broker in accordance with procedures acceptable to the Committee and permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Committee may approve. The Committee may impose such limitations as it deems appropriate on the use of Shares to exercise the Option.
(b)    The obligation of UGI to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as UGI’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. UGI may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as UGI deems appropriate.
(c)    All obligations of UGI under this Grant Letter shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.
5.    Restrictive Covenants.
(a)    The Participant acknowledges and agrees that, in consideration for the grant of the Option the Participant agrees to comply with all written restrictive covenants and agreements with the Company, including non-competition, non-solicitation and confidentiality covenants (collectively, the “Restrictive Covenants”).
(b)    The Participant acknowledges and agrees that in the event the Participant breaches any of the Restrictive Covenants:

(i)The Committee may in its discretion determine that the Participant shall forfeit the outstanding Option (without regard to whether any portion of the Option has vested), and the outstanding Option shall immediately terminate; and
(ii)If the Participant breaches any of the Restrictive Covenants within 12 months following receipt of any shares of Common Stock upon exercise of the Option, the Committee may in its discretion require the Participant to return to the Company any such shares of Common Stock, net of the exercise price paid by the Participant; provided, that if the Participant has disposed of any such shares of Common Stock received upon exercise of the Option, then the Committee may require the Participant to pay to the Company, in cash, the fair market value of such shares of Common Stock as of the date of disposition, net of the exercise price paid by the Participant upon exercise of the Option.
6.    Definitions. Whenever used in this Grant Letter, the following terms shall have the meanings set forth below:
(a)    “Change of Control” shall mean a Change of Control of UGI as defined in the Plan.  In addition, “Change of Control” shall include (i) any of the events with respect to UGI Utilities, Inc. (“Utilities”) defined as a “Change of Control” on Exhibit A hereto to the extent that the Participant is employed by Utilities or a subsidiary of Utilities as of the date of the occurrence of such event, and (ii) any of the events with respect to AmeriGas Propane, Inc. (“AmeriGas”) defined as a “Change of Control” on Exhibit B hereto to the extent that the Participant is employed by AmeriGas as of the date of the occurrence of such event.
(b)     “Company” means UGI and its Subsidiaries (as defined in the Plan).
(c)    “Disability” means a long-term disability as defined in the Company’s long-term disability plan applicable to the Participant.
(d)    “Employed by, or provide service to, the Company” shall mean employment or service as an employee or director of the Company.
(e)    “Good Reason Termination” shall mean a termination of employment or service initiated by the Participant upon or within two years after a Change of Control upon one or more of the following occurrences:
(i)    a material diminution in the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control;
(ii)    a material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control; or
(iii)    a material change in the geographic location at which the Participant must perform services (which, for purposes of this Grant Letter, means the Participant is required to report, other than on a temporary basis (less than 12 months), to a location which is more than 50 miles from the Participant’s principal place of business immediately preceding the Change of Control, without the Participant’s express written consent).
Notwithstanding the foregoing, the Participant shall be considered to have a Good Reason Termination only if the Participant provides written notice to the Company, pursuant to Section 14, specifying in reasonable detail the events or conditions upon which the Participant is basing such Good Reason Termination and the Participant provides such notice within 90 days after the event that gives rise to the Good Reason Termination. Within 30 days after notice has been provided, the Company shall have the opportunity, but shall have no obligation, to cure such events or conditions that give rise to the Good Reason Termination. If the Company does not cure such events or conditions within the 30-day period, the Participant may terminate employment or service with the Company based on Good Reason Termination within 30 days after the expiration of the cure period.
Notwithstanding the foregoing, if the Participant has in effect a Change in Control Agreement with the Company or an Affiliate, the term “Good Reason Termination” shall have the meaning given that term in the Change in Control Agreement.
(f)    “Retirement” means the Participant’s retirement under the Retirement Income Plan for Employees of UGI Utilities, Inc., if the Participant is covered by that Retirement Income Plan. “Retirement” for other Company employees means termination of employment or service after attaining (i) age 55 with ten or more years of service with the Company or (ii) age 65 with five or more years of service with the Company.
(g)    “Termination without Cause” means termination of employment or service by the Company for the convenience of the Company for any reason other than (i) theft or misappropriation of funds or conduct that has an adverse effect on the reputation of the Company, (ii) conviction of a felony or a crime involving moral turpitude, (iii) material breach of the Company’s written code of conduct, or other material written employment policies, applicable to the Participant, (iv) breach of any written confidentiality, non-competition or non-solicitation covenant between the Participant and the Company, (v) gross misconduct in the performance of duties, or (vi) intentional refusal or failure to perform the material duties of the Participant’s position.
7.    Change of Control. If a Change of Control occurs, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan. The Option shall not automatically become exercisable upon a Change of Control but, instead, shall become exercisable as described in Sections 2 and 3 above.
8.    Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable by the Participant’s estate, to the extent that the Option is exercisable pursuant to this Grant Letter.
9.    Grant Subject to Plan Provisions and Company Policies.

(a)    This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)    All Shares issued pursuant to this Option grant shall be subject to the UGI Corporation Stock Ownership Policy. This Option grant and all Shares issued pursuant to this Option grant shall be subject to any applicable clawback and other policies implemented by the Board of Directors of UGI, as in effect from time to time.
10.    No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
11.    No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
12.    Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.
13.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
14.    Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
15.    Acceptance. By accepting this grant through the Morgan Stanley on-line system, the Participant (i) acknowledges receipt of the Plan incorporated herein, (ii) acknowledges that he or she has read the Grant Summary and Grant Letter and understands the terms and conditions of them, (iii) accepts the Option described in the Grant Letter, (iv) agrees to be bound by the terms of the Plan, including the Grant Letter, and (v) agrees that all the decisions and determinations of the Board or the Committee shall be final and binding on the Participant and any other person having or claiming a right under this Grant.

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EXHIBIT A

Change of Control with Respect to Utilities

For purposes of this Grant Letter, each of the following events shall constitute a “Change of Control” for Participants who are employees of UGI Utilities, Inc. (“Utilities”) or a subsidiary of Utilities as of the date of the occurrence of such event.   Unless otherwise defined herein, capitalized terms are used as defined in the Plan (including, without limitation, Exhibit A thereto).

“Change of Control” shall include any of the following events:

(A)    UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of Utilities or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Utilities entitled to vote generally in the election of directors; or

(B)    Completion by Utilities of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of Utilities’ outstanding common stock and voting securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of Utilities’ outstanding common stock and voting securities, as the case may be; or

(C)    Completion of a complete liquidation or dissolution of the Utilities or sale or other disposition of all or substantially all of the assets of Utilities other than to a corporation with respect to which, following such sale or disposition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of Utilities’ outstanding common stock and voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of Utilities’ outstanding common stock and voting securities, as the case may be, immediately prior to such sale or disposition.

EXHIBIT B

Change of Control with Respect to AmeriGas

For purposes of this Grant Letter, each of the following events shall constitute a “Change of Control” for Participants who are employees of AmeriGas Propane, Inc. (“AmeriGas”) as of the date of the occurrence of such event.   Unless otherwise defined herein, capitalized terms are used as defined in the Plan (including, without limitation, Exhibit A thereto).

“Change of Control” shall include any of the following events:

(A)    Completion by AmeriGas, the “Public Partnership” or the “Operating Partnership” (as defined in the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P., including, without limitation, Exhibit A thereto) of a reorganization, merger or consolidation (a “Propane Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the AmeriGas voting securities or of the outstanding units of AmeriGas Partners, L.P. (“Outstanding Units”) immediately prior to such Propane Business Combination do not, following such Propane Business Combination, Beneficially Own, directly or indirectly, (a) if the entity resulting from such Propane Business Combination is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation in substantially the same proportion as their ownership immediately prior to such Combination of the AmeriGas’ voting securities or the Outstanding Units, as the case may be, or, (b) if the entity resulting from such Propane Business Combination is a partnership, more than fifty percent (50%) of the then outstanding common units of such partnership in substantially the same proportion as their ownership immediately prior to such Propane Business Combination of AmeriGas’ voting securities or the Outstanding Units, as the case may be; or

(B)    (a) Completion of a complete liquidation or dissolution of AmeriGas, the Public Partnership or the Operating Partnership or (b) sale or other disposition of all or substantially all of the assets of AmeriGas, the Public Partnership or the Operating Partnership other than to an entity with respect to which, following such sale or disposition, (I) if such entity is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of AmeriGas’ voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of AmeriGas’ voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition, or, (II) if such entity is a partnership, more than fifty percent (50%) of the then outstanding common units is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of

AmeriGas’ voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of AmeriGas’ voting securities or of the Outstanding Units immediately prior to such sale or disposition; or

(C)    UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding general partnership interests of the Public Partnership or the Operating Partnership; or

(D)    UGI and the UGI Subsidiaries fail to own more than fifty percent (50%) of the then outstanding shares of common stock of AmeriGas or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of AmeriGas entitled to vote generally in the election of directors; or

(E)    AmeriGas is removed as the general partner of the Public Partnership by vote of the limited partners of the Public Partnership, or is removed as the general partner of the Public Partnership or the Operating Partnership as a result of judicial or administrative proceedings involving AmeriGas, the Public Partnership or the Operating Partnership.